Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-196698) of Element Solutions Inc of our report dated February 21, 2024 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Element Solutions Inc’s Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
February 21, 2024